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                           GREAT PLAINS SOFTWARE, INC.
                              EMPLOYMENT AGREEMENT


Great Plains Software, Inc. and Terri F. Zimmerman (Executive) enter into this agreement with respect to the following: should the Executive be involuntarily separated from the Company following a merger, acquisition, or similar event during the first five (5) years of employment, Great Plains Software, Inc. guarantees twelve (12) months of base salary, reduced by any earned income the Executive receives if employed during such twelve (12) month period.


Accepted by:

/s/ Douglas Burgum                                     9/5/94
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Douglas Burgum                                    Date
Great Plains Software, Inc.
Chief Executive Officer


/s/ Terri F. Zimmerman                                 9/5/94
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Terri F. Zimmerman                                Date